Exhibit 10.2

OPTION AGREEMENT

This Option Agreement (this “Agreement”) is entered into effective as of the 23rd day of July, 2012 (the “Effective Date”), by and between BANCORP HOLDINGS, LLC, an Arkansas limited liability company (“Bancorp”), CARRIER ACQUISITIONS, LLC, an Arkansas limited liability company (“Carrier”), LHMF, LLC, a Nevada limited liability company (“LHMF”), RICHLAND RESOURCES CORPORATION, a Nevada corporation d/b/a RRCH Corp. (“Richland”), SUN DELTA, INC., a Colorado corporation (“Sun Delta”), AMERRIL ENERGY LLC, an Oklahoma limited liability company (“Amerril”), and LEON COUNTY MINERALS, LLC, a Texas limited liability company (“LCM”). Where applicable, the above parties may be referred to herein collectively as the “Parties” or individually as a “Party.”

WHEREAS, Bancorp, Carrier, and LHMF, as “Farmors,” have entered into a Farmout Agreement of even date herewith (the “Farmout Agreement”) with Richland, Sun Delta, and Amerril, as “Farmees”; and

WHEREAS, as consideration for entering into the Farmout Agreement, the Farmees agree to grant LCM the option of participating in the Farmout Agreement for up to fifty percent (50%) of Farmees’ interest in the Farmout Agreement;

NOW, THEREFORE, in consideration of the foregoing, the covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto, intending to be legally bound, hereby covenant and agree as follows:

1.           Grant of Option. Farmors and Farmees hereby grant LCM an option (the “Option”) to participate in the Farmout Agreement for up to fifty percent (50%) of the interest being acquired by the Farmees. In the event LCM exercises its option to participate in the Farmout Agreement, then the Parties agree that the Farmout Agreement will be amended as described in Paragraph 4, below. LCM shall have all rights and duties pursuant to the Farmout agreement as if it had been an original party to the Farmout Agreement.

2.           Exercise of Option. LCM may exercise the Option by delivering to Farmees a one-time fee (“Fee”) of $250,000 for a fifty percent (50%) interest. In the event LCM elects to purchase less than a fifty percent (50%) interest, then the Fee shall be proportionately reduced. By way of example, in the event LCM exercises its option to participate in the Farmout Agreement for a thirty percent (30%) interest, then the Fee to be paid by LCM shall be $150,000. Payment shall be made by wire transfer to Looper Reed’s trust account the details for which are:

Wire Routing Number:	114-000-093

Bank Name:	Frost Bank, N.A.
100 W. Houston St.
San Antonio, Texas 78205

Bank Contact:	Brent Bike

Beneficiary Account:	502153343

Beneficiary Name:	Looper Reed & McGraw PC IOLTA Trust
Account
1300 Post Oak Blvd., Suite 2000
Houston, Texas 77056

ATTN:	Denise Dart (713.986.7159)
Accounting Manager

Reference:	Client/Matter No. 7440/2

Once paid to Looper Reed’s trust account, the Fee shall then be paid to Richland, Sun Delta and Amerril in such proportions so as reflect their revised interests as Farmees as set out in Paragraph 4 below. By way of example, in the event LCM exercises its option to participate in the Farmout Agreement for a fifty percent (50%) interest and pays the Fee of $250,000 then Looper Reed shall pay the Fee of $250,000 to Richland, Sun Delta and Amerril in the following proprtions:

Richland	$166,666

Sun Delta	$41,667

Amerril	$41,667

3.          Time of Exercise. The Option may be exercised by LCM anytime prior to August 3, 2012, 5:00 p.m. CDT. The Option shall terminate if not exercised prior to August 3, 2012, 5:00 p.m. CDT.

4.          Amendment of Farmout Agreement. Upon exercise of the Option, the Parties agree to amend the Farmout Agreement within ten (10) business days to provide for LCM being a party to the Farmout Agreement as a farmee. The interest of Richland, Sun Delta, and Amerril will be reduced by the interest acquired by LCM such that subsequent to the acquisition by LCM the interest to be held in aggregate by Richland, Sun Delta, and Amerril shall be divided equally. By way of one example, in the event LCM exercises its option to participate in the Farmout Agreement for a fifty percent (50%) interest, then the interest to be assigned to the Farmees and LCM pursuant to Paragraph 3.2(a) of the Farmout Agreement will be in the following percentages:

LCM	50.0000%

Richland	16.66%

Sun Delta	16.67%

Amerril	16.67%

Option Agreement

To Participate in Farmout Agreement

Page2 of 5

By way of a second example, in the event LCM exercises its option to participate in the Farmout Agreement for a twenty percent (20%) interest, then the interest to be assigned to the Farmees and LCM pursuant to Paragraph 3.2(a) of the Farmout Agreement will be in the following percentages:

LCM	20.0000%

Richland	26.66%

Sun Delta	26.67%

Amerril	26.67%

By way of a third example, in the event LCM exercises its option to participate in the Farmout Agreement for a five percent (5%) interest, then the interest to be assigned to the Farmees and LCM pursuant to Paragraph 3.2(a) of the Farmout Agreement will be in the following percentages:

LCM	5.0%

Richland	31.66%

Sun Delta	31.67%

Amerril	31.67%

5.          Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision never comprised a part hereof; the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in its terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

6.          Entire Agreement. This Agreement constitutes the entire agreement of the Parties with respect to the subject matter hereof.

7.          Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas, without regard to the conflicts of law provisions thereof. The Parties hereby irrevocably agree that any dispute hereunder shall be brought in the Federal or State District Courts in Harris County, Texas.

Option Agreement

To Participate in Farmout Agreement

8.          Notices. Any notice or communication pursuant hereto must be in writing and given by (a) deposit in the mail, addressed to the party to be notified at the address identified in the Farmout Agreement, postage prepaid and registered or certified with return receipt requested, (b) delivery in person or by courier service or overnight delivery service, or (c) transmission by email. Any party may change its addresses for notice by written notice given to the other party. LCM’s address, for Notice purposes, shall be:

Leon County Minerals, LLC

Attn: Lane McNamara

13155 Noel Rd., Suite 1850

Dallas, Texas 75240

(214) 674-5825

LM1185@aol.com

9.          Miscellaneous. This Agreement may be modified only by a writing signed by each Party hereto. There are no oral agreements between the Parties to this Agreement. This Agreement may be executed in counterparts. Neither Party may assign any of its rights hereunder or delegate any of its duties hereunder.

[Signature page to follow]

Option Agreement

To Participate in Farmout Agreement

IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the date first set forth above.

FARMEES		FARMORS

RICHLAND RESOURCES CORPORATION			• BANCORP HOLDINGS, LLC

BY:	/s/ Kenneth A. Goggans	BY:	/s/ Walter Quinn

Kenneth A. Goggans, Chief Executive Officer			Walter Quinn, Manager

	• SUN DELTA INC.		• CARRIER ACQUISITIONS, LLC

BY:	/s/ John D. Kenny	BY:	/s/ J. L Lewis

John Kenny, Authorized Representative			Manager

	• AMERRIL ENERGY LLC		• LHMF, LLC

BY:	/s/ Ping He	BY:	/s/ Lane McNamara

Ping He, President			Manager

LEON COUNTY MINERALS, LLC

BY:	/s/ Lane McNamara

Manager

Option Agreement

To Participate in Farmout Agreement